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                                                                    EXHIBIT 10.4

                                                                  Execution Copy

                       DATED THE 21 DAY OF SEPTEMBER 2006

                        XINHUA FINANCIAL NETWORK LIMITED
                                (the "Licensor")

                                       and

                          XINHUA FINANCE MEDIA LIMITED
                                (the "Licensee")

                                   ----------

                          TRADE MARK LICENCE AGREEMENT

                                   ----------

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                                    CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
1. INTERPRETATION........................................................     1
2. GRANT.................................................................     2
3. TERM..................................................................     2
4. USE OF TRADE MARKS....................................................     3
5. ACTION AGAINST THIRD PARTIES..........................................     3
6. TERMINATION CONSEQUENCES..............................................     4
7. INDEMNITY.............................................................     4
8. MISCELLANEOUS.........................................................     4
SCHEDULE.................................................................     6


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THIS AGREEMENT IS MADE ON 21ST DAY OF SEPTEMBER 2006

BETWEEN:

(1) XINHUA FINANCIAL NETWORK LIMITED, a company incorporated under the laws of Hong Kong, whose office is located at Room 2003-5 Vicwood Plaza, 199 Des Voeux Road Central, Hong Kong

     (the "LICENSOR")

AND

(2) XINHUA FINANCE MEDIA LIMITED, a company incorporated under the laws of Hong Kong, whose registered office is at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, Cayman Islands

     (the "LICENSEE")

WHEREAS:

(A)  The Licensor is the sole owner or otherwise has rights in the Trade Marks.

(B) The Licensor has agreed to grant such a licence to use the Trade Marks to the Licensee on the terms set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 Definitions. In this Agreement (including the Recitals and the Schedule), unless the context otherwise requires, the following expressions shall have the following meanings:

     "SUBSIDIARY"    "means (i) with respect to any Party, any corporation,
                     partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other
                     ownership interests entitled (without regard to the
                     occurrence of any contingency) to vote in the election of
                     the person (whether directors, managers, trustees or other person performing similar functions) having the power to
                     direct or cause the direction of the management and
                     policies thereof is at the time owned or controlled,
                     directly or indirectly, by that Party or one or more of the other Subsidiaries of that Person or a combination thereof

     "TRADE MARKS"   means the trade marks specified in the Schedule

1.2  Interpretation. In this Agreement:

     (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;


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     (b)  references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);

     (c) all time and dates in this Agreement shall be Hong Kong time and dates except where otherwise stated;

     (d) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender; and

     (e) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement.

1.3 Recitals, Schedules. All Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedules.

2.   GRANT

2.1 Grant. In consideration of a licence fee of US$ 50,000 per annum, payable annually in advance, the Licensor grants to the Licensee and its Subsidiaries a non-exclusive worldwide licence to use the Trademarks in compliance with the terms and conditions of this Agreement.

2.2 Representations and Warranties. The Licensor hereby represents and warrants to the Licensee during the term of this Agreement that:

     (a) it is free to enter into this Agreement and to perform its obligations under this Agreement; and

     (b) it has all necessary rights to the Trade Marks to grant the license described in Section 2 above, to the extent described in Section 2.1 above.

3.   TERM

3.1 Term. Subject to Clause 3.2, this Agreement shall commence on the date of this Agreement and continue for a term of 15 years.

3.2  Termination: Either Party may terminate this Agreement:

     (a) if the other Party commits a material breach of this Agreement which is not capable of being remedied;

     (b) if the other Party commits a material breach of this Agreement which is capable of being remedied but not remedied within thirty (30) days upon receiving written notice from the non-breaching party requiring remedy;


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     (c)  if the other Party becomes insolvent or bankrupt; or

     (d)  if the Licensee ceases to be a Subsidiary of the Licensor.

4.   USE OF TRADE MARKS

4.1 No Assignment, Sublicense. The Licensee must not assign or sublicense any of its rights under this Agreement to any other person or party without the Licensor's prior written consent.

4.2 Further Acts. If necessary under applicable laws, the Licensor and Licensee shall use their respective best endeavours to assist each other and execute all such documents and do all such acts and things as may be necessary from time to time for the Licensor to apply for and be registered as the owner of the Trade Marks; and for the Licensee to apply for and be registered as the licensee of the Trade Marks.

4.3 Goodwill. The Licensee must at all times ensure that it does not commit any acts to damage the image, goodwill and reputation of the Licensor in the Trade Marks.

4.4 No Registration. The Licensee must not during the subsistence of this Agreement or at any future time register or apply for registration of the Trade Marks in its own name as proprietor.

4.5 Title. The Licensee recognises the Licensor's title to the Trade Marks and shall not claim any right title or interest in the Trade Marks or any of them save as is granted by this Agreement.

4.6 No Assignment. The Licensee must not assign the benefit of this Agreement or grant any sub-licence without the prior written consent of the Licensor.

4.7 Trust. The Licensee shall hold all goodwill generated by its use of the Trade Marks under this Agreement as bare trustee for the benefit of the Licensor.

5.   ACTION AGAINST THIRD PARTIES

5.1 Infringement. The Licensee must promptly inform the Licensor of any infringement, passing off or other unauthorised use committed or threatened with respect to any one or more of the Trade Marks.

5.2 Legal Action. The Licensor shall have the sole right to take action against third parties in respect of any such infringement of the Trade Marks and if required to do so by the Licensor, the Licensee must co-operate fully with the Licensor in any such action at the Licensee's reasonable expense.

5.3 Settlement of Claims. The Licensee must in no circumstances settle any claim or action against third parties without the prior written consent of the Licensor.

5.4 Damages. All damages recovered from third parties shall be the exclusive property of the Licensor.


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6.   TERMINATION CONSEQUENCES

6.1 Rights on Termination. The termination of this Agreement for whatever cause shall be without prejudice to any rights and obligations of the parties existing before such termination.

6.2 Obligations on Termination. Upon termination of this Agreement for whatever cause:

     (a) the Licensee and its Subsidiaries must forthwith discontinue all use of any or all of the Trade Marks;

     (b) the Licensee shall immediately cease to hold the Licensor out as its licensor or to otherwise howsoever imply to third parties any misleading or untrue commercial connection with the Licensor; and

     (c) the Licensee shall upon the request of the Licensor forthwith sign all documents and take all steps necessary for the removal or cancellation of the Licensee as registered user or licensee (if any) of the Trade Marks in the relevant trade mark registry and/or other governmental or official departments in any part of the world which would indicate or suggest any commercial connection with the Licensor.

7.   INDEMNITY

7.1 Licensee's Indemnity. The Licensee shall indemnify (and keep indemnified) and hold harmless the Licensor (including the Licensor's successors, affiliates, officers, directors, employees and agents) from and against all actions, claims, liability, costs, losses, damages and expenses suffered or sustained by the Licensor howsoever arising out of or in connection with the Licensee's breach of any of the provisions of this Agreement. This indemnity is additional to and cumulative of any other remedies the Licensor may have under this Agreement or otherwise in law and/or equity as a result of the actions or omissions of the Licensee.

7.2 Licensor's Indemnity. The Licensor shall indemnify (and keep indemnified) and hold harmless the Licensee (including the Licensee's successors, affiliates, officers, directors, employees and agents) from and against all actions, claims, liability, costs, losses, damages and expenses suffered or sustained by the Licensee howsoever arising out of or in connection with the Licensor's breach of any of the provisions of this Agreement including, without limitation, the representations and warranties given herein. This indemnity is additional to and cumulative of any other remedies the Licensee may have under this Agreement or otherwise in law and/or equity as a result of the actions or omissions of the Licensor.

8.   MISCELLANEOUS

8.1 Transmission of Benefit. This Agreement shall be binding upon and enure to the benefit of the parties and their successors and assigns but shall not assigned by the Licensee without the prior written consent of the Licensor.

8.2 Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in respect of any claim or matter arising under this Agreement.


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8.3  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The counterparts to this Agreement may be executed by way of exchange of facsimile transmission on the execution date with the executed originals of the counterparts delivered as soon as reasonably practicable thereafter.

8.4 Notices. Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

     To the Licensor:      Xinhua Financial Network Limited
                           Room 2003-5 Vicwood Plaza,
                           199 Des Voeux Road Central, Hong Kong
                           Attention: General Counsel

     To the Licensee:      Xinhua Finance Media Limited
                           Unit 3905-3909, 1 Grand Gateway, 1 Hongqiao
                           Road, Shanghai, PRC, 200030
                           Attention: Chief Executive Officer

     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when despatched.

8.5 No Waiver. No waiver by the Licensor of any of the Licensee's obligations under this Agreement shall be deemed effective unless made by the Licensor in writing nor shall any waiver by the Licensor in respect of any breach be deemed to constitute a waiver of or consent to any subsequent breach by the Licensee of its obligations.

8.6 Severance. If one or more provisions of this Agreement are held to be unenforceable under any applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.7 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


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                                    SCHEDULE

Five Trademarks of the Licensor to be licensed to the Licensee by this Agreement.


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IN WITNESS WHEREOF the parties have executed this Agreement on the date first above written.

SIGNED BY John McLean            )
for and on behalf of             )
XINHUA FINANCIAL NETWORK LIMITED )
in the presence of: ____________ )
                                 )
                                 )
                                 )   /s/
Signature of Witness:            )   ------------------------------
                                 )
Name:                            )
      -------------------------- )
Address:                         )
         ----------------------- )
                                 )

SIGNED BY Fredy Bush             )
for and on behalf of             )
XINHUA FINANCE MEDIA LIMITED     )
in the presence of:              )
                                 )
                                 )
                                 )   /s/ Fredy Bush
Signature of Witness:            )   ------------------------------
                                 )
Name:                            )
      -------------------------- )
Address:                         )
         ----------------------- )


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